Exhibit 10.2

FORM OF GUARANTY AND SECURITY AGREEMENT

This GUARANTY AND SECURITY AGREEMENT (this "Agreement"), dated as of October 1, 2007, is by and between [CJ CRITICAL CARE TRANSPORTATION SYSTEMS OF FLORIDA, INC., a Pennsylvania corporation] [CJ CRITICAL CARE TRANSPORTATION SYSTEMS, INC., a Pennsylvania corporation] [CJ CRITICAL CARE TRANSPORTATION SYSTEMS OF KENTUCKY, INC., a Pennsylvania corporation] [SPECIAL JET SERVICES, INC., a Pennsylvania corporation] ("Guarantor") and KEYBANK NATIONAL ASSOCIATION, as a Lender and as Agent for all the Lenders under the Credit Agreement ("Agent").

W I T N E S S E T H:

WHEREAS, FSS Airholdings, Inc. and CJ Systems Aviation Group, Inc. (each a "Borrower"), are each becoming a Borrower under that certain Revolving Credit, Term Loan and Security Agreement dated as of September 17, 2007 by and among Air Methods Corporation, Rocky Mountain Holdings, L.L.C., Mercy Air Service, Inc., and LifeNet, Inc., as the initial Borrowers, the Agent, and the Lenders (as defined therein) (as amended or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed to make certain financial accommodations available to the Borrowers (capitalized terms used herein and not otherwise defined, shall have the meanings given them in the Credit Agreement); and

WHEREAS, Guarantor, as an affiliate of the Borrowers, will benefit from the making of the financial accommodations pursuant to the Credit Agreement and is willing to guaranty the Liabilities (as defined below) on the terms hereinafter set forth, and to secure such guaranties by a pledge of their assets, as an inducement to the Lenders to enter into the Credit Agreement and make the loans to the Borrowers as set forth therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Guaranty.

(a)           Guarantor hereby unconditionally, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations (monetary or otherwise) of the Borrowers to the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due that arise out of or in connection with the Credit Agreement, the Notes (as defined in the Credit Agreement), any other Transaction Document (as defined in the Credit Agreement), in each case as the same may be amended, modified, extended or renewed from time to time (all such obligations being herein collectively called the "Liabilities"); provided, however, that Guarantor shall be liable under this Agreement for the maximum amount of such liability that can be hereby incurred without rendering this Agreement, as it relates to Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount..

(b)           Guarantor agrees that, in the event of the occurrence of any Event of Default (as defined in the Credit Agreement) and a declaration of acceleration under Section 10.2 of the Credit Agreement, Guarantor will pay to the Lenders forthwith the full amount that would be payable hereunder by Guarantor if all Liabilities were then due and payable.  No payment made upon the Liabilities will discharge or diminish the continuing liability of Guarantor in connection with any additional Liabilities.

2.	Grant of Security.

Guarantor hereby assigns, mortgages, charges, hypothecates and pledges to the Lenders, and grants to the Lenders a security interest in all Guarantor's right, title and interest in and to the following (collectively, the "Collateral"):

(a)           All Accounts (other than governmental Accounts that are not legally assignable by Guarantor), Inventory, general intangibles, chattel paper, documents, and instruments, whether or not specifically assigned to a Lender, automotive equipment, machinery, motor vehicles, furniture and fixtures.

(b)           All guaranties, collateral, liens on, or security interests in, real or personal property, leases, letter of credit rights and other rights, agreements, and property securing or relating to payment of accounts.

(c)           All rights to receive the surplus funds, if any, which are payable to Guarantor following the termination of any pension plan and the satisfaction of all liabilities or participants and beneficiaries under such pension plan in accordance with applicable law.

(d)           All trademarks, trademark rights, patents, patent rights, intellectual property licenses and permits, trade names, trade name rights, and approvals, together with all income, royalties, damages and payments now and hereafter due and payable thereunder with respect thereto including, but not limited to, those set forth on Schedule A.

(e)           Equipment, whether or not affixed to realty, including Unencumbered Aircraft and equipment located thereon but excluding any Aircraft that is the subject of a Permitted Encumbrance.

(f)           All sale, service, performance and equipment lease contracts as to which Guarantor is lessee, agreements and grants (whether written or oral), and any other contract (whether written or oral) between Guarantor and third parties (except for any real property leases, or any equipment leases that do not allow an assignment of such leases by their terms, neither of which shall be Collateral).

(g)           The entire goodwill and all product lines of Guarantor's business and other general intangibles, including, without limitation, know-how, trade secrets, customer lists, proprietary information, inventions, methods, procedures and formulae in connection with the use of and symbolized by the trademarks of Guarantor.

(h)           All books, records, ledger cards, data processing records, computer software, and other property at any time evidencing or relating to the Collateral.

(i)           All monies, securities (including a pledge of all stock of any Affiliate owned by Guarantor and other property now or hereafter held, or received by, or in transit to, any Lender from or for Guarantor, and all of Guarantor's investment property and financial assets (as each is defined in the UCC)), deposit accounts, credits, and balances with any Lender existing at any time.

(j)           All parts (other than parts included in the purchase of Aircraft that is the subject of a Permitted Encumbrance), accessories, attachments, special tools, additions, replacements, substitutions, and accessions to or for all of the foregoing.

(k)           All proceeds and products of all of the foregoing in any form, including, without limitation, amounts payable under any policies of insurance insuring the foregoing against loss or damage, and all increases and profits received from all of the foregoing.

(l)           provided, however, the Collateral shall not include any rights or interests of Guarantor under any licenses, leases or other contracts if and to the extent that the granting of a security interest in such licenses, leases or contracts is prohibited as a matter of law (as opposed to a contractual prohibition); provided, further, (i) if any such prohibition is no longer effective, a security interest therein in favor of Agent shall automatically arise hereunder without any further action on the part of Guarantor or Agent and (ii) nothing contained herein shall be deemed to limit, impair or otherwise affect Agent’s security interest in any rights or interests of Guarantor in or to monies due or to become due under any such agreement.

3.	Representations and Warranties.

Guarantor hereby represents and warrants to the Lenders that (a) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Agreement; (b) this Agreement is executed at the Borrowers' request and not at the request of the Lenders; (c) Guarantor has full power, right and authority to enter into this Agreement; (d) the provisions of this Agreement do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor; (e) Guarantor has not and will not, without the prior written consent of the Agent, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of any of the Collateral, except any sale, lease, assignment, encumbrance, hypothecation, transfer or disposition that is undertaken in accordance with the covenants in the Credit Agreement applicable to Borrowers; (f) upon the Agent's request, Guarantor will provide to the Lenders financial and credit information consistent with that required under the Credit Agreement, and all such financial information that currently has been, and all future financial information that will be provided to the Lenders is and will be true and correct in all material respects as of the dates the financial information is provided; (g) no material adverse change has occurred in Guarantor's financial condition since the date of the most recent financial statements provided to the Lenders and no event has occurred which may materially adversely affect Guarantor's financial condition; (h) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened which, if adversely determined, in any case or in the aggregate, would reasonably be expected to have a Material Adverse Effect or materially impair the right or ability of Guarantor to carry on its operations substantially as conducted on the date hereof; and (i) the Lenders have made no representation to Guarantor as to the creditworthiness of the Borrowers.

4.	Waivers and Other Agreements by Guarantor.

(a)           Guarantor hereby expressly waives:  (i) notice of the existence or creation or non-payment of all or any of the Liabilities, (ii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (iii) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities, (iv) any obligation of the Lenders to proceed directly against or exhaust any Collateral held by the Lenders from the Borrowers, any other guarantor, or any other person, and (v) any claim or right which Guarantor may now have or hereafter acquire against any Borrower or any other person or entity that arises from the existence, payment, performance or enforcement of the obligations of Guarantor under this Agreement, including (without limitation) any right of subrogation, reimbursement, restitution, exoneration, contribution or indemnification.

(b)           Guarantor authorizes the Lenders, without notice or demand and without lessening Guarantor's liability under this Agreement, from time to time:  (i) to make one or more additional secured or unsecured loans to the Borrowers, to lease equipment or other goods to the Borrowers, or otherwise to extend additional credit to the Borrowers; (ii) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Liabilities or any part of the Liabilities, including increases and decreases of the rate of interest on the Liabilities; extensions may be repeated and may be for longer than the original loan terms; (iii) to take and hold security for the payment of this Guaranty or the Liabilities, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (iv) to release, substitute, agree not to sue, or deal with any one or more of the Borrowers' sureties, endorsers, or other guarantors on any terms or in any manner the Agent or the Lenders may choose; (v) to determine how, when and what application of payments and credits shall be made on the Liabilities; (vi) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as the Agent in its discretion may determine; (vii) to sell, transfer, assign, or grant participations in all or any part of the Liabilities; and (viii) to assign or transfer this Agreement in whole or in part.

(c)           Guarantor agrees to pay, indemnify, and hold each Lender harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including, without limitation, counsel and special counsel fees and disbursements in connection with any litigation, investigation, hearing, or other proceeding) with respect, or in any way related, to the existence, execution, delivery, enforcement, performance, and administration of this Agreement, the Credit Agreement and any other Transaction Document (all of the foregoing, collectively, the "Indemnified Liabilities"), except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified.  The provisions of this section shall survive repayment of the Indebtedness.

5.	Subordination.

Guarantor agrees that the indebtedness of the Borrowers to the Lenders, whether now existing or hereafter created, shall be superior to any claim that Guarantor may now have or hereafter acquire against the Borrowers, whether or not the Borrowers becomes insolvent.  Guarantor hereby expressly subordinates any claim it may have against the Borrowers, upon any account whatsoever, to any claim that the Lenders may now or hereafter have against the Borrowers.  In the event of insolvency and consequent liquidation of the assets of the Borrowers, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of the Borrowers applicable to the payment of the claims of both the Lenders and Guarantor shall be paid to the Lenders and shall be first applied by the Lenders to the indebtedness of the Borrowers to the Lenders.  Guarantor does hereby assign to the Lenders all claims which it may have or acquire against the Borrowers or against any assignee or trustee in bankruptcy of the Borrowers; provided however, that such assignment shall be effective only for the purpose of assuring to the Lenders full payment of all amounts due to the Lenders by the Borrowers.  If Agent so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of the Borrowers to Guarantor shall be marked with a legend that the same are subject to this Agreement and shall be delivered to the Lenders.  Guarantor agrees, and the Agent is hereby authorized, in the name of Guarantor, from time to time to execute and file financing statements and continuation statements and to execute such other documents and to take such other actions as the Lenders deems necessary or appropriate to perfect, preserve and enforce its rights under this Agreement.

6.	Termination.

This Guaranty shall terminate with respect to any Guarantor upon the dissolution of such Guarantor if (i) Guarantor has given Agent thirty (30) days prior written notice of such proposed dissolution and (ii) the dissolution of such Guarantor would not reasonably be expected to have a Material Adverse Effect.

7.	Miscellaneous.

(a)           No amendment or waiver of any provision of this Agreement nor consent to any departure by the Lenders therefrom shall in any event be effective unless the same shall be in writing and signed by Guarantor and the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           Except as otherwise provided herein, all notices, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given and received when (i) delivered in person, (ii) deposited with a carrier for delivery on the next business day, (iii) deposited in the mail if mailed by certified mail, return receipt requested, or (iv) sent by facsimile transmission with confirmation received to the party to receive such notice at the addresses set forth on the signature page hereto.

(c)           This Agreement shall be binding upon Guarantor and its successors, and permitted assigns, in accordance with the terms hereof and will inure to the benefit of the Lenders and all successors and permitted assigns of the Lenders.  This Agreement shall not be assignable by Guarantor.  Guarantor consents to the assignment of all or any portion of the rights of the Lenders hereunder in connection with any assignment of the rights of the Lenders under the Credit Agreement with notice to Guarantor.

(d)           This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

(e)           The headings of the various sections of this Agreement are for convenience only and are not intended to be construed as confining or limiting in any way the scope or intent of the provisions hereof.

(f)           The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

(g)           Guarantor agrees to pay all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Lenders in endeavoring to collect the Liabilities against Guarantor, or any part thereof, in realizing upon or protecting any collateral for this Agreement, and otherwise in enforcing this Agreement against Guarantor.

(h)           The creation or existence from time to time of additional Liabilities to the Lenders is hereby authorized, without notice to Guarantor, and shall in no way affect or impair the rights of the Lenders or the obligations of Guarantor under this Agreement, including Guarantor's guaranty of such additional Liabilities.

(i)           This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.  Each of the undersigned agrees to accept and be bound by facsimile signatures to this Agreement.

(j)           ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF COLORADO OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDERS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF COLORADO AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS OF THE PERSON SPECIFIED IN, OR PURSUANT TO, THE CREDIT AGREEMENT, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF COLORADO.  GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ASSERTING THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

(k)           EACH OF GUARANTOR AND THE LENDERS HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above written.

GUARANTOR:

[CJ CRITICAL CARE TRANSPORTATION SYSTEMS OF FLORIDA, INC.]

[CJ CRITICAL CARE TRANSPORTATION SYSTEMS, INC.]

[CJ CRITICAL CARE TRANSPORTATION SYSTEMS OF KENTUCKY, INC.]

[SPECIAL JET SERVICES, INC.]

By:
Name:	Trent J. Carman
Title:	Chief Financial Officer

By:
Name:
Title:

Address:

7301 South Peoria Street
Englewood, CO  80112
Phone:  (303) 792-7591
Facsimile:  (303) 790-4780

AGENT:

KEYBANK NATIONAL ASSOCIATION

By:
Name:	Chris Mohler
Title:	Senior Vice President

Address:

1675 Broadway, Suite 300
Denver, CO  80202